Exhibit (a)

DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange Commission:

	1933 Act Reg. Number	1940 Act Reg. Number
RiverSource Bond Series, Inc.	2-72174	811-3178
RiverSource California Tax-Exempt Trust	33-5103	811-4646
RiverSource Dimensions Series, Inc.	2-28529	811-1629
RiverSource Diversified Income Series, Inc.	2-51586	811-2503
RiverSource Equity Series, Inc.	2-13188	811-772
RiverSource Global Series, Inc.	33-25824	811-5696
RiverSource Government Income Series, Inc.	2-96512	811-4260
RiverSource High Yield Income Series, Inc.	2-86637	811-3848
RiverSource Income Series, Inc.	2-10700	811-499
RiverSource International Managers Series, Inc.	333-64010	811-10427
RiverSource International Series, Inc.	2-92309	811-4075
RiverSource Investment Series, Inc.	2-11328	811-54
RiverSource Large Cap Series, Inc.	2-38355	811-2111
RiverSource Managers Series, Inc.	333-57852	811-10321
RiverSource Market Advantage Series, Inc.	33-30770	811-5897
RiverSource Money Market Series, Inc.	2-54516	811-2591
RiverSource Sector Series, Inc.	33-20872	811-5522
RiverSource Selected Series, Inc.	2-93745	811-4132
RiverSource Series Trust	333-131683	811-21852
RiverSource Short Term Investments Series, Inc.	N/A	811-21914
RiverSource Special Tax-Exempt Series Trust	33-5102	811-4647
RiverSource Strategic Allocation Series, Inc.	2-93801	811-4133
RiverSource Strategy Series, Inc.	2-89288	811-3956
RiverSource Tax-Exempt Series, Inc.	2-57328	811-2686
RiverSource Tax-Exempt Income Series, Inc.	2-63552	811-2901
RiverSource Tax-Exempt Money Market Series, Inc.	2-66868	811-3003
RiverSource Variable Portfolio-Income Series, Inc.	2-73113	811-3219
RiverSource Variable Portfolio-Investment Series, Inc.	2-73115	811-3218
RiverSource Variable Portfolio-Managed Series, Inc.	2-96367	811-4252
RiverSource Variable Portfolio-Managers Series, Inc	333-61346	811-10383
RiverSource Variable Portfolio-Money Market Series, Inc.	2-72584	811-3190
RiverSource Variable Portfolio-Select Series, Inc.	333-113780	811-21534
RiverSource Variable Series Trust	333-146374	811-22127

Seligman Capital Fund, Inc.	002-33566	811-01886
Seligman Cash Management Fund, Inc.	002-56805	811-02650
Seligman Common Stock Fund, Inc.	002-10835	811-00234
Seligman Communications and Information Fund, Inc.	002-80168	811-03596
Seligman Core Fixed Income Fund, Inc.	333-63546	811-10423
Seligman Frontier Fund, Inc.	002-92487	811-04078
Seligman Global Fund Series, Inc.	033-44186	811-06485
Seligman Growth Fund, Inc.	002-10836	811-00229
Seligman High Income Fund Series	002-93076	811-04103
Seligman Income and Growth Fund, Inc.	002-10837	811-00525
Seligman LaSalle Real Estate Fund Series, Inc.	333-105799	811-21365
Seligman Municipal Fund Series, Inc.	002-86008	811-03828
Seligman Municipal Series Trust	002-92569	811-04250
Seligman New Jersey Municipal Fund, Inc.	033-13401	811-05126
Seligman Pennsylvania Municipal Fund Series	033-05793	811-04666
Seligman Portfolios, Inc.	033-15253	811-05221
Seligman TargetHorizon ETF Portfolios, Inc.	333-126647	811-21788
Seligman Asset Allocation Series, Inc.	333-85111	811-09545
Seligman Value Fund Series, Inc.	333-20621	811-08031
Seligman LaSalle International Real Estate Fund, Inc.	333-141258	811-22031
Seligman Select Municipal Fund, Inc.	033-32582 (common)	811-05976
033-33727 (preferred)
Tri-Continental Corporation (Common, Preferred, Warrants)	*	811-00266

*	Each time additional shares are registered for Tri-Continental Corporation, the SEC assigns a new ‘33 Act file number.

hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the 8th day of January, 2009.

/s/ Kathleen A. Blatz	/s/ Stephen R. Lewis, Jr.
Kathleen A. Blatz	Stephen R. Lewis, Jr.

/s/ Arne H. Carlson	/s/ John F. Maher
Arne H. Carlson	John F. Maher

/s/ Pamela G. Carlton	/s/ Catherine James Paglia
Pamela G. Carlton	Catherine James Paglia

/s/ Patricia M. Flynn	/s/ Leroy C. Richie
Patricia M. Flynn	Leroy C. Richie

/s/ Anne P. Jones	/s/ Alison Taunton-Rigby
Anne P. Jones	Alison Taunton-Rigby

/s/ Jeffrey Laikind	/s/ William F. Truscott
Jeffrey Laikind	William F. Truscott